Amended and Restated Agreement Letter
               High Speed Internet Access and Value Added Services


     This Amended and Restated Agreement Letter is made on 24th day of January 2000 between

         Skyhub Far East Inc. (Skyhub, a BVI company)
         Room 205, 2/F.,
         Kaiser Centre,
         18 Centre Street,
         Hong Kong

                                       And

         eVision USA.Com, Inc (eVision, a Colorado company)
         One Norwest Center,
         1700 Lincoln Street, 32nd Floor
         Denver, CO 80203, USA

Present:
Mr. Fai H. Chan, Chairman (eVision)
Mr. Edward Chan, Director (Skyhub)
--------------------------------------------------------------------------------

This Amended and Restated Agreement Letter fully replaces the Agreement Letter dated January 12, 2000, the following have been agreed upon:

1. Skyhub is a company wholly owned by a group of Telecommunications Industry experts. Skyhub sees a large potential market in providing high-speed Internet access and related value-added services to customers in the Asia Pacific region.

2. eVision hereby declares its interest and willingness to invest in Skyhub's business. Skyhub is willing to cooperate with eVision to develop the business and penetrate this market.

3. Skyhub has formed a subsidiary, "Skyhub Asia Company Ltd." (Skyhub Asia, a Hong Kong company).

4. Skyhub Asia will install a satellite hub station and network management system in Hong Kong.

5.   Scope of Service by Skyhub Asia:

     Main Service
     o    Wireless High Speed Internet Access

     Value Added Services
     o    Digital Video Broadcasting
     o    Distant Learning
     o    International Unified Messaging
     o    International Voice and Fax Telecommunications
     o Clearing House, Hosting and Exchange Facilities for Internet Service Providers
     o    Web Portals and Content Services

6. eVision agrees to swap 1,185,209 eVision shares in favor of Skyhub's exchange of 60% of the total issued and outstanding shares of Skyhub. This is subject to eVision receiving shareholder approval to sufficiently expanding its authorized issuable common shares. In the event that this approval is not granted, eVision will provide funding of at least US$3 million plus the accrued interest from the loan described in term 8, to Skyhub in exchange for the total issued shares. Skyhub will issue shares to eVision prior to determination of shareholder approval to expand the authorized issuable common shares.

7. eVision will guarantee the value of no less than US$3 million plus the accrued interest from the loan described in term 8, in an orderly sale of these shares in the open market. Any shortfall will be made up by eVision in cash. The board of directors of Skyhub will agree upon the execution of the sale of these shares.

8. eVision, itself or through a subsidiary or affiliate, will arrange to lend Skyhub up to $1.5 million, at 12% interest per annum payable semiannually to be paid back when additional funding, including through the sale of eVision shares, becomes available. This is financing will be based on an approximate cash flow requirement table as follows:

                         Mid-month              US$ ('000)
                         ---------              ---------
                         February 2000             800
                         March 2000                300
                         April 2000                300
                         May 2000                  100

9. eVision, or it subsidiaries or affiliated companies, will make a best efforts attempt to raise pre-IPO funding of another US$3 million at the request of Skyhub.

10. eVision hereby undertakes to not to dilute Skyhub existing shareholders until the IPO offering unless the consent of Skyhub's original shareholders is received.

11.  The board will consist of five members with three board  members  appointed
     by  eVision  and  two  board   members   appointed  by  Skyhub's   original
     shareholders.

12. Skyhub will form separate operating companies for each Asian region to create partnerships with local companies to provide sales, market, service and support.

13. Skyhub and its subsidiaries (Skyhub Group) will manage the business. This will ensure quick reactions and close management of the changes in the business environment within the region. Skyhub Group will be responsible for the development of the business, day-to-day operations and Value Added Services development.

14. This transaction is contingent upon confirmation that the financials of Gemtron are in a condition which allows eVision to be able to audit these financials, according to regulation S-X adopted under the US Securities Act of 1934, for the period, and within the time requirements, for eVision to meet all filing requirements under the US Securities Act of 1934.

This Amended and Restated Agreement Letter is a binding agreement between eVision and Skyhub.
--------------------------------------------------------------------------------


For and on behalf of:                      For and on behalf of:
eVision USA.Com, Inc.                      Skyhub Far East Inc.


/s/ Fai H. Chan                            /s/ Edward Chan
-------------------------------            ----------------------------------
Authorized Signature                       Authorized Signature
Name: Fai H. Chan                          Name:  Edward Chan
Date:    January 24, 2000                  Date:    January 24, 2000


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